Exhibit 99.1

Middle Kingdom Alliance Corp. Announces Closing of Its Business Combination with Pypo Digital Holdings Limited

ATLANTA, GA USA AND BEIJING, CHINA, July 10 2009 (PR NEWSWIRE) – Middle Kingdom Alliance Corp. (“Middle Kingdom”); (OTC Bulletin Board: MKGD, MKGBB, MKGBW, MKGDW, MGKDU, and MKGBU) is pleased to announce that it has completed its business combination with Pypo Digital Company Limited. The company has been renamed Pypo China Holdings Limited (“Pypo”) and will continue to trade on the OTCBB under Middle Kingdom’s existing symbols.

Pypo has built a distribution, marketing and service platform that reaches consumers in the mobile communications sector around China including:

•

a nationwide distribution network of consumer electronic stores, regional retailers, wireless operators and regional distributors that carry Pypo’s products in over 350 cities across 30 Chinese provinces;

•	some 3,400-person sales and marketing staff, including an exclusive 1,817 person sales force that provides dedicated customer service;

•	retail stores in 50 cities in the provinces of Hebei, Yunnan, Henan, Hunan, Jiangsu, Shandong, Shanxi, Gansu, Inner Mongolia and in Shanghai;

•	regional distribution centers in five major Chinese cities and twenty-two warehouses nationwide; and

•	an e-commerce website, www.dongdianwang.com.

Dongping Fei, CEO of Pypo stated, “This is an important milestone for us. We are well-positioned to participate in the continued growth in China’s mobile communications sector driven by 3G, urbanization and changing lifestyles. Increasing competition among the carriers offers Pypo the unique opportunity to leverage its retail distribution channel to extract significant value from the supply chain. The additional equity capital provided by this transaction, along with the benefits of a U.S. public listing, are helpful next steps in Pypo’s long-term development.” Pypo chairman Kuo Zhang, congratulated the teams at Pypo and at Middle Kingdom for completing the mutually beneficial transaction. He warmly welcomed Pypo’s newest shareholders.

“In completing this transaction amidst some of the most challenging market conditions in recent history, Pypo’s management has shown outstanding quality to adapt and win, and Pypo’s institutional shareholders have demonstrated their unwavering support” said Jay Tanenbaum, CEO of Middle Kingdom, who will continue as a senior vice president of Pypo. Michael Marks, Middle Kingdom’s president and continuing director of Pypo, added, “When we review Pypo’s current initiatives to propel growth in this sector, we cannot help but be excited about the prospects. It will be a pleasure to contribute.”

About Middle Kingdom Alliance Corp.

Middle Kingdom is a blank check company organized on January 17, 2006. It completed its initial public offering on December 13, 2006. Middle Kingdom was formed for the purpose of effecting a business combination with an enterprise having its primary operations in the People’s Republic of China.

Safe Harbor And Informational Statement

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this release regarding Middle Kingdom’s or Pypo’s strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding

Pypo’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which Pypo is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other distributors of wireless telecommunications devices and products; the time to develop and market new services and products; general economic conditions; and geopolitical events and regulatory changes. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the combined company. Neither Middle Kingdom nor Pypo assumes any obligation to update any forward-looking statements.

Pypo China Holdings Limited Contacts

Jay Tanenbaum, Senior VP Corporate Communications, jtanenbaum@midkingdom.com

Michael Marks, Director, mmarks@midkingdom.com

Clement Kwong, Senior VP Corporate Strategy, ckwong@pacific-alliance.com.cn